FIRST PACIFIC MUTUAL FUND, INC.

                    FIRST HAWAII MUNICIPAL BOND FUND

                FIRST HAWAII INTERMEDIATE MUNICIPAL FUND

                        FIRST IDAHO TAX-FREE FUND

                     INVESTMENT MANAGEMENT AGREEMENT


     INVESTMENT MANAGEMENT AGREEMENT made this 16th day of March, 1994, amended January 29, 1996, by and between First Pacific Mutual Fund, Inc., a Maryland corporation, (the "Corporation") for the First Hawaii Municipal Bond Fund series, the First Hawaii Intermediate Municipal Fund series, the First Idaho Tax-Free Fund series and First Pacific Management Corporation, a Hawaii corporation (the "Manager"). All references to any series of the Corporation will be called the "Fund" unless expressly noted otherwise.

                               BACKGROUND

     Each Fund, a series of the Corporation, is organized and operated as an open-end, non-diversified management investment company, registered under the Investment Company Act of 1940 as amended (the "1940 Act"). The Corporation desires to retain the Manager to render investment management and advisory services to each Fund, and the Manager is willing to render such services on the terms and conditions hereinafter set forth.

     NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

     1. The Corporation hereby appoints the Manager to act as investment manager and advisor to each Fund, subject to the supervision and direction of the Board of Directors of each Fund, for the period and on the terms set forth in this Agreement. The Manager accepts such appointment and agrees to render the services herein described, for the compensation herein provided.

     2. The Manager shall furnish each Fund investment management and administrative services. Investment management shall include analysis, research and portfolio recommendations consistent with each Funds' objectives and policies. Administrative services shall include the services and compensation of such members of the Manager's organization as shall be duly elected officers and/or directors of each Fund and such other personnel as shall be necessary to carry out its normal operations.

     3. The Manager shall manage the investment operations of each Fund and the composition of each Funds' portfolio, including the purchase, retention and disposition thereof, in accordance with each Funds' investment objectives, policies and restrictions as stated in and limited by the statements contained in the various documents filed with the U.S. Securities and Exchange Commission (the "Commission") as such documents may from time to time be amended and subject to the following understandings:


          (a) The Manager shall provide supervision of each Fund's investments and determine from time to time what investments or securities, including futures contracts, will be purchased, retained, sold or loaned by each Fund, and what portion of the assets will be invested, hedged, or held uninvested as cash.

          (b) The Manager shall use its best judgement in the performance of its duties under this Agreement.

          (c) The Manager, in the performance of its duties and obligations under this Agreement, shall act in conformity with the Corporation's Articles of Incorporation and By-Laws, and the Prospectus of each Fund and the instructions and directions of the Board of Directors of the Corporation, and will conform to and comply with the requirements of the 1940 Act and all other applicable federal and state laws and regulations.

          (d) The Manager shall determine the securities to be purchased or sold by each Fund and will place orders pursuant to its determination with or through such persons, brokers or dealers in conformity with the policy with respect to brokerage as set forth in the Corporation's Registration Statement and Prospectus of each Fund or as the Board of Directors may direct from time to time. In providing each Fund with investment supervision, it is recognized that the Manager will give primary consideration to securing the most favorable price and efficient execution. Consistent with this policy, the Manager may consider the financial responsibility, research and investment information and other services provided by brokers or dealers who may effect or be a party to any such transaction or other transactions to which other clients of the Manager may be a party. It is understood that neither the Funds nor the Manager has adopted a formula for allocation of each Funds' investment transaction business. It is also understood that it is desirable, for each Fund, that the Managers have access to supplemental investment and market research and security and economic analysis provided by brokers who may execute brokerage transactions at a higher cost to each Fund than may result when allocating brokerage to other brokers by seeking the most favorable price and efficient execution. Therefore, the Manager is authorized to place orders for the purchase and sale of securities for each Fund with such brokers, subject to review by the Corporation's Board of Directors, from time to time with respect to the extent and continuation of this practice. It is understood that the services provided by such brokers may be useful to the Manger in connection with its services to other clients.

     On occasions when the Manager deems the purchase or sale of a security to be in the best interest of each Fund as well as other clients, the Manager, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be so sold or purchased in order to obtain the most favorable price or lower brokerage commissions and efficient execution. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Manager in the manner it considers to be the most equitable and consistent with its fiduciary obligations to each Fund and to such other clients.

          (e) The Manager shall maintain all books and records with respect to each Funds' securities transactions required by subparagraphs (b)(5), (6) and (11) and paragraph (f) of Rule 31a-1 under the 1940 Act and shall render to the Corporation's Board of Directors such periodic and special reports as the Board may reasonably request.

          (f) The Manager shall provide each Funds' custodian and each Fund on each business day with information relating to all transactions concerning each Funds' assets.

          (g) The investment management services provided by the Manager hereunder are not to be deemed exclusive, and the Manager shall be free to render similar services to others. While information and recommendations supplied to each Fund shall, in the Manger's judgement, be appropriate under the circumstances and in light of investment objectives and policies of each Fund, they may be different from the information and recommendations supplied to other investment companies and customers. Each Fund shall be entitled to equitable treatment under the circumstances in receiving information, recommendation and any other services, but each Fund shall not be entitled to receive preferential treatment as compared with the treatment given to any other investment company or customer.

          (h) The Manager shall perform such other services as are reasonably incidental to the foregoing duties.

     4. Each Fund has delivered to the Manager copies of each of the following documents and will deliver to it all future amendments and supplements, if any:

          (a) Articles of Incorporation of the Corporation, filed with the Secretary of the State of Maryland (such Articles of Incorporation, as in effect on the date hereof and as amended from time to time, are herein called the "Articles of Incorporation");

          (b) By-Laws of each Fund (such By-Laws, as in effect on the date hereof and as amended from time to time, are herein called the "By-Laws");

          (c) Certified resolutions of the Board of Directors of the Corporation authorizing the appointment of the Manager and approving the form of this Agreement;

          (d) Registration Statement under the 1940 Act and the Securities Act of 1933, as amended, on Form N-1A (the Registration Statement), as filed with the Commission relating to each Fund and shares of each Funds' common stock and all amendments thereto;

          (e) Notification of Registration of the Corporation under the 1940 Act on Form N-8A as filed with the Commission and all amendments thereto;

          (f) Prospectus of each Fund (such Prospectus, as currently in effect and as amended or supplemented from time to time, being herein called the "Prospectus"); and

          (g) Any other documents filed with the Commission. The Manager shall have no responsibility or liability for the accuracy or completeness of the Corporation's Registration Statement under the 1940 Act or the Securities Act of 1933 except for information supplied by the Manager for inclusion therein. On behalf of each Fund, the Corporation agrees to indemnify the Manager to the full extent permitted by the Corporations's governing instruments.

     5. The Manager shall authorize and permit any of its directors, officers and employees who may be elected as directors or officers of the Corporation to serve in the capacities in which they are elected. Services to be furnished by the Manager under this Agreement may be furnished through the medium of any of such directors, officers or employees.

     6. The Manager agrees that no officer or director of the Manager, or of any affiliate of the Manager, will deal for or on behalf of each Fund with himself as principal or agent, or with any corporation, partnership or other person in which he may have a financial interest, except that this shall not prohibit:

          (a) Officers and directors of the Manager or of any affiliate of the Manager, from having a financial interest in each Fund, in the Manager or any affiliate of the Manager.

          (b) Officers and directors of the Manager, or of any affiliate of the Manager, from providing services to each Fund of a type usually and customarily provided to an investment company, pursuant to a written agreement approved by the Board of Directors of each Fund, including a majority of the disinterested directors of each Fund (as defined in the 1940 Act).

          (c) The purchase of securities for each Fund, or the sale of securities owned by each Fund, through a security broker or dealer, one or more of whose partners, officers or directors is an officer or a director of the Manager, provided such transactions are handled in the capacity of broker only and provided commissions charged do not exceed customary brokerage charges for such services.

     7. If any occasion should arise in which the Manager or any of its officers or directors advises persons concerning the shares of each Fund, the Manager or such officer or director will act solely on its, her or his own behalf and not in any way on behalf of each Fund.

     8. The Manager agrees that, except as herein otherwise expressly provided, neither it nor any of its officers or directors shall at any time during the period of this Agreement make, accept or receive, directly or indirectly, any fees, profits or emoluments of any character in connection with the purchase or sale of securities (except securities issued by each Fund) or other assets by or for each Fund.

     9. The Manager shall keep each Funds books and records required to be maintained by it pursuant to paragraph 3 hereof. The Manager agrees that all records which it maintains for each Fund are the property of each Fund and it will surrender promptly to each Fund any of such records upon each Funds' request. The Manager further agrees to preserve for the periods prescribed by Rule 31a-2 of the Commission under the 1940 Act any such records as are required to be maintained by the Manager pursuant to paragraph 2 hereof.

     10. During the term of this Agreement, the Manager will pay (i) the salaries and expenses of all its personnel, and (ii) all expenses incurred by it in the ordinary course of performing its duties hereunder. All costs and expenses not expressly assumed by the Manager under this Agreement shall be paid by each Fund, including, but not limited to: (i) interest and taxes, including but not limited to all issue or transfer taxes chargeable to each Fund in connection with its securities transactions;
(ii) brokerage commissions; (iii) insurance premiums; (iv) compensation and expenses of the Board of Directors of each Fund; (v) legal and audit expenses; (vi) fees and expenses of each Fund's distributor, transfer agent and accounting services agents; (vii) expenses incident to the issuance of shares, including issuance on the payment of, or reinvestment of, dividends; (viii) fees and expenses incident to the registration under Federal or state securities laws of each Fund or its shares; (ix) expenses of preparing, printing and mailing reports and notices and proxy material to shareholders of each Fund; (x) all other expenses incidental to holding meetings of the Corporation's directors and each Funds' shareholders and all allocable communications expenses with respect to investor services and to preparing, printing and mailing prospectuses and reports to shareholders in the amount necessary for distribution to the shareholders; (xi) dues or assessments of or contributions to any trade association of which each Fund is a member; (xii) such non-recurring expenses as may arise, including litigation affecting each Fund and the legal obligations which the Corporation may have to indemnify its officers and directors with respect thereto; (xiii) all expenses which the Corporation agrees to bear in any distribution agreement or in any plan adopted by the Corporation on behalf of each Fund pursuant to Rule 12b-1 under the Act; and (xiv) all corporate fees payable by each Fund to federal, state or other governmental agencies.

     11. For the services provided and the expenses assumed pursuant to this Agreement, each Fund will pay to the Manager as full compensation therefor a fee at an annualized rate of .50% of each Funds' average daily net assets. This fee will be compounded daily as of the close of business and will be paid to the Manager monthly within ten (10) business days after the last day of each month and such management fee shall be adjusted, if necessary, at the time of the payment due in the last month in the fiscal year of each Fund. The Management fee shall be prorated for any fraction of a month at the commencement or termination of this Agreement.

     12. In the event the expenses of each Fund for any fiscal year (including the fees payable to the Manager but excluding interest, taxes, brokerage commissions, distribution fees, amortization of organization expenses and litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of each funds' business) exceed the limit set by applicable regulation of state securities commissions, if any, the compensation due to the Manager hereunder will be reduced by the amount of such excess of postponed so that at no time will there be any accrued but unpaid liability under this expense limitation. Any such reductions or payments are subject to readjustment during the year, and the Manager's obligation hereunder will be limited to the amount of its fee paid or accrued with respect to such fiscal year.

     13. The Manager shall give each Fund the benefit of its best judgement and effort in rendering service hereunder, but the Manager shall not be liable for any loss sustained by reason of the purchase, sale or retention of any securities or hedging instrument, whether or not such purchase, sale or retention shall have been based upon its own investigation or upon investigation and research made by any other individual firm or corporation. The Manager shall not be liable for any error of judgement or mistake of law for any loss suffered by each Fund in connection with the matters to which this Agreement relates, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services (in which case any award of damages shall be limited to the period and the amount set forth in Section 36(b)(3) of the 1940 Act) of a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement. Any person employed by the Manager, who may be or become an employee of and paid by any other entity affiliated with each Fund, such as the administrator, distributor, or custodian to each Fund, shall be deemed, when acting within the scope of his employment by such other affiliated entity, to be acting in such employment solely for such other affiliated entity and not as the Manger's employee or agent.

     14. This Agreement shall continue in effect for a period of more than two (2) years from the date hereof only so long as such continuance is specifically approved at least annually in conformity with the requirements
of the 1940 Act;   provided, however, that this Agreement may be terminated
by each Fund at any time, without the payment of any penalty, by the Board of Directors of each Fund or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of each Fund, or by the Manager at any time, without the payment of any penalty, on not more than sixty (60) days nor less than thirty (30) days written notice to the other party. This Agreement shall terminate automatically in the event of its assignment (as defined in the 1940 Act).

     15. Nothing in this Agreement shall limit or restrict the right of any of the Manager's directors, officers, or employees who may also be a director, officer or employee of each Fund to engage in any other business or to devote his time and attention in part to the management or other aspects of any business, whether of a similar or dissimilar nature, nor limit nor restrict the Manager's right to engage in any other business or to render services of any kind to any other corporation, firm, individual or association. Nothing in this Agreement shall prevent the Manager or any affiliated person (as defined in the 1940 Act) of the Manager from acting as investment advisor and/or principal underwriter for any other person, firm or corporation and shall not in any way limit or restrict the Manager or any such affiliated person from buying, selling, or trading any securities or hedging instruments for its or their own accounts or for the account of others for whom it or they may be acting, provided, however, that the Manager expressly represents that it will undertake no activities which, in its judgement, will adversely affect the performance of its obligations to each Fund under the Agreement.

     16. Neither this Agreement nor any transaction made pursuant hereto shall be invalidated or in any way affected by the fact that directors, officers, agents and/or shareholders of each Fund are or may be interested in the Manager, or any successor or assignee thereof, as directors, officers, shareholders or otherwise; that directors, officers, shareholders or agents of the Manager are or may be interested in each Fund as directors, officers, shareholders or otherwise; or that the Manager or any successor or assignee, is or may be interested in each Fund as shareholders or otherwise; provided, however, that neither the Manager nor any officer or director of the Manager or of the Corporation shall sell to or buy from each Fund any property or security other than a security issued by the Fund, except in accordance with an applicable order or exemptive rule of the Commission.

     17. Except as otherwise provided herein or authorized by the Board of Directors of the Corporation from time to time, the Manager shall for all purposes herein deemed to be an independent contractor, and, except as expressly provided or authorized in this Agreement, shall have no authority to act for or represent each Fund in any way or otherwise be deemed an agent of each Fund. Each Fund and the Manager are not partners or joint venturers with each other and nothing herein shall be construed so as to make them such partners or joint venturers or impose any liability as such on either of them.

     18. During the term of this Agreement, the Corporation agrees to furnish the Manager at its principal office with all prospectuses, proxy statements, report to stockholders, sales literature, or other material prepared for distribution to stockholders of each Fund or the public, which refer to the Manager in any way, prior to use thereof and not to use such material if the Manager reasonably objects in writing within five (5) business days (or such other time as may be mutually agreed) after receipt thereof. In the event of termination of this Agreement, the Corporation will continue to furnish to the Manager copies of any of the above mentioned materials which refer in any way to the Manager. The Corporation shall furnish or otherwise make available to the Manager such other information relating to the business affairs of the Corporation or of each Fund as the Manager at any time, or from time to time, reasonably requests in order to discharge its obligations hereunder. The Corporation agrees that, in the event that the Manager ceases to be each Funds' investment manager for any reason, each Fund will (unless the Manager otherwise agrees in writing) promptly take all necessary steps to propose to the shareholders at the next regular meeting that each Fund change to a name not including the words "First Pacific". The Corporation agrees that the words "First Pacific" in its name is derived from the name of the Manager and is the property of the Manager for copyright and all other purposes and that therefore such word may be freely used by the Manager as to other investment activities or other investment products.

     19. This Agreement may be amended by mutual consent, but the consent of each Fund must be obtained in conformity with the requirement of the 1940 Act.

     20. This Agreement shall be subject to all applicable provisions of law, including, without limitation, the applicable provisions of the 1940 Act.

     21. This Agreement shall be governed by an construed in accordance with the laws of the State of Hawaii.

     22. Compensation to be paid to the Manager hereunder shall be separate and distinct from organizational expenses, if any, to be reimbursed to the Manager.


     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.


                         FIRST PACIFIC MUTUAL FUND, INC.



                         By:____/s/ Terrence K.H. Lee___________________
                              Terrence K.H. Lee, President

[Corporate Seal]

                         Attest:_/s/ Jean Chun___________________________
                              Jean Chun, Secretary






                         FIRST PACIFIC MANAGEMENT CORPORATION



                         By:____/s/ Terrence K.H. Lee_____________________
                              Terrence K.H. Lee, President

[Corporate Seal]

                         Attest:__/s/ Jean Chun___________________________
                              Jean Chun, Secretary







                AMENDMENT TO INVESTMENT MANAGEMENT AGREEMENT
                            Dated October 1, 1999

     The First Idaho Tax-Free Fund has terminated any and all affiliations with this Investment Management Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.


                         FIRST PACIFIC MUTUAL FUND, INC.



                         By:____/s/ Terrence K.H. Lee____________________
                              Terrence K.H. Lee, President

[Corporate Seal]

                         Attest:__/s/ Jean Chun__________________________
                              Jean Chun, Secretary






                         FIRST PACIFIC MANAGEMENT CORPORATION



                         By:____/s/ Terrence K.H. Lee______________________
                              Terrence K.H. Lee, President

[Corporate Seal]

                         Attest:__/s/ Jean Chun____________________________
                              Jean Chun, Secretary